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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 18, 2005

                        Gateway Financial Holdings, Inc.

        North Carolina                 000-33223                56-2264354
   (State of incorporation)     (Commission File Number)     (I.R.S. Employer
                                                            Identification No.)

 1145 North Road Street, Elizabeth City, North Carolina           27909
       (Address of principal executive offices)                (Zip Code)

                    Issuer's telephone number: (252) 334-1511

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02:  APPOINTMENT OF PRINCIPAL OFFICERS

     On March 18, 2005, Gateway Financial Holdings, Inc. (the "Corporation"), the holding company for Gateway Bank & Trust Co. (the "Bank"), announced the restructuring of the Bank's senior executive team. David R. Twiddy, Senior Executive Vice President of the Bank was promoted to President and Chief Operating Officer of the Bank. Concurrently, the management responsibilities of three senior executive vice presidents of the Bank were realigned. J. Frank Horne has been named the Chief Risk Officer; J. Daniel Fisher will continue as Chief Credit Officer; and Donna C. Kitchen has been named Chief Administrative Officer.

     The Bank is a full-service community bank with a total of seventeen offices in Elizabeth City (3), Edenton, Kitty Hawk, Moyock, Nags Head, Plymouth and Roper, North Carolina, and in Virginia Beach (4), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Corporation's web site at www.gatewaybankandtrust.com.

     The Common Stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS.

ITEM 9.01(c):  EXHIBITS

Exhibit 99:    Press release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                GATEWAY FINANCIAL HOLDINGS, INC.

                                                By: /s/ D. Ben Berry
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                                                    D. Ben Berry
                                                    Chief Executive Officer

Date: March 18, 2005